NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS SECOND QUARTER 2020 RESULTS

•$78.8 million in cash and cash equivalents
•$251.4 million in sales
•GAAP diluted EPS of $0.12
•Cash flow from operating activities of $63.4 million
•Free cash flow for the quarter of $61.6 million

Houston, TX – August 6, 2020 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2020. The following are results for the three and six months ended June 30, 2020, compared to the three and six months ended June 30, 2019. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Second Quarter 2020 financial highlights:

•Sales were $251.4 million, compared to $333.3 million for the second quarter of 2019.
•Earnings per diluted share for the second quarter was $0.12 based upon 18.6 million diluted shares, compared to $0.73 per share in the second quarter of June 30, 2019, based on 18.4 million diluted shares.
•Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter was $12.6 million compared to $28.7 million for the second quarter of 2019.
•Free cash flow (cash flow from operating activities less capital expenditures) for the second quarter was $61.6 million, or 489.5% of EBITDA.
David R. Little, Chairman and CEO commented, "Before turning to our results, I would like to acknowledge our employees' resilience in the face of this historic COVID-19 pandemic and subsequent decline in activity levels in our oil and gas markets. As we have battled the pandemic for the last four months, our DXPeople have shown outstanding adaptability to the new working environment. They have embraced new work practices to mitigate contamination risks, while delivering outstanding product and service quality for our customers. As the pandemic lingers, we will continue to balance both safety and business priorities and strive to capture more market share. I was pleased with our team's execution on maintaining gross margins, cost discipline and our strong free cash flow generation."
Mr. Little continued, "During the second quarter, we achieved $251.4 million in sales, including $4.5 million from acquisitions. In terms of our business segments for the second quarter, sales were $153.8 million for Service Centers, $60.5 million for Innovative Pumping Solutions and $37.1 million for Supply Chain Services. Although the majority of lockdowns have been easing and economic activity is likely near trough levels, visibility on the economic outlook remains extremely limited. Specifically, the risk of a second wave of virus cases, the reinstitution of select geographic lockdowns, the upcoming election and the risk of lingering high unemployment create an uncertain economic environment that likely persists through the rest of 2020 based upon what we know today. Our results demonstrate a significant and sustainable reset to the power of our business to generate positive earnings and free cash flow and capture market share for our future."

Kent Yee, CFO commented, “DXP's second quarter performance in a tough and unique market shows we can execute quickly and aggressively to deliver financial results and free cash flow despite a severe drop in activity. DXP generated $61.6 million in free cash flow for the quarter. Additionally, DXP paid down debt by $15.6 million. Our second quarter EBITDA for debt covenant purposes was $15.6 million. As of June 30, 2020, we had $78.8 million in cash and cash equivalents on the balance sheet. Our senior leverage was 2.4:1, well under the Q2 covenant limit of 4.5:1."

Financial Strength and Liquidity
Net debt, calculated as long-term debt, net of cash and cash equivalents, on our balance sheet as of June 30, 2020, was down to $149.4 million compared to $221.6 million at June 30, 2019. As of June 30, 2020, DXP has approximately $209.7 million in liquidity, consisting of $78.7 million in cash on hand and approximately $131.0 million in availability under our ABL facility.

We will host a conference call regarding June 30, 2020 second quarter results on the Company’s website (www.dxpe.com) Thursday, August 6, 2020 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Sales	$251,401	$333,318	$552,384	$644,543
Cost of sales	181,705	241,331	398,703	468,356
Gross profit	69,696	91,987	153,681	176,187
Selling, general and administrative expenses	62,943	69,140	136,013	138,524
Operating income	6,753	22,847	17,668	37,663
Other expense (income), net	133	185	(701)	152
Interest expense	3,930	4,885	8,307	9,925
Income before income taxes	2,690	17,777	10,062	27,586
Provision for income taxes	610	4,427	2,334	7,049
Net income	2,080	13,350	7,728	20,537
Net (loss) income attributable to NCI*	(62)	(109)	(124)	(213)
Net income attributable to DXP Enterprises, Inc.	2,142	13,459	7,852	20,750
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$2,120	$13,437	$7,807	$20,705

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.12	$0.73	$0.42	$1.13

Weighted average common shares and common equivalent shares outstanding	18,575	18,436	18,559	18,421

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the second quarter was $153.8 million, a decrease of 23.1 percent year-over-year with a 8.9 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the second quarter was $60.5 million, a decrease of 25.4 percent year-over-year with a 14.2 percent operating income margin.
•Supply Chain Services’ revenue for the second quarter was $37.1 million, a decrease of 29.1 percent year-over-year with a 9.0 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2020	2019	2020	2019
Service Centers	$153,848	$199,978	$336,433	$386,157
Innovative Pumping Solutions	60,479	81,028	130,500	155,751
Supply Chain Services	37,074	52,312	85,451	102,635
Total DXP Sales	$251,401	$333,318	$552,384	$644,543

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2020	2019	2020	2019
Service Centers	$13,664	$23,230	$30,590	$42,210
Innovative Pumping Solutions	8,565	12,028	18,993	18,827
Supply Chain Services	3,353	3,784	7,108	7,870
Total segments operating income	$25,582	$39,042	$56,691	$68,907

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating income for reportable segments	$25,582	$39,042	$56,691	$68,907
Adjustment for:
Amortization of intangibles	3,046	3,803	6,243	7,617
Corporate expenses	15,783	12,392	32,780	23,627
Total operating income	$6,753	$22,847	$17,668	$37,663
Interest expense	3,930	4,885	8,307	9,925
Other income, net	133	185	(701)	152
Income before income taxes	$2,690	$17,777	$10,062	$27,586

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Income before income taxes	2,690	17,777	$10,062	$27,586
Plus: interest expense	3,930	4,885	8,307	9,925
Plus: depreciation and amortization	5,965	6,065	11,990	12,271
EBITDA	$12,585	$28,727	$30,359	$49,782

Plus: NCI loss (gain) income before tax*	221	(145)	303	283
Plus: stock compensation expense	983	524	1,887	1,029
Adjusted EBITDA	$13,789	$29,106	$32,549	$51,094

* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	As of
	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$78,678	$54,203
Restricted cash	91	124
Accounts receivable, net of allowances for doubtful accounts	154,804	187,116
Inventories	131,828	129,364
Costs and estimated profits in excess of billings	30,376	32,455
Prepaid expenses and other current assets	6,120	4,223
Federal income taxes receivable	332	996
Total current assets	$402,229	$408,481
Property and equipment, net	62,962	63,703
Goodwill	202,502	194,052
Other intangible assets, net of accumulated amortization	50,540	52,582
Operating lease right-of-use assets	61,187	66,191
Other long-term assets	3,710	3,211
Total assets	$783,130	$788,220

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,500	$2,500
Trade accounts payable	82,407	76,438
Accrued wages and benefits	21,789	23,412
Customer advances	5,437	3,408
Billings in excess of costs and estimated profits	3,569	11,871
Current-portion operating lease liabilities	15,879	17,603
Other current liabilities	17,638	12,939
Total current liabilities	$149,219	$148,171
Long-term debt, less unamortized debt issuance costs	220,107	235,419
Long-term operating lease liabilities	44,158	48,605
Other long-term liabilities	1,027	1,205
Deferred income taxes	10,774	9,872
Total long-term liabilities	$276,066	$295,101
Total Liabilities	$425,285	$443,272
Equity:
Total DXP Enterprises, Inc. equity	356,823	343,802
Non-controlling interest	1,022	1,146
Total Equity	$357,845	$344,948
Total liabilities and equity	$783,130	$788,220

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net cash from (used in) operating activities	$63,376	$1,850	$61,764	$(3,460)
Less: purchases of property and equipment	1,898	6,272	5,133	8,584
Plus: proceeds from sales of property and equipment	123	5	123	34
Free cash flow	$61,601	$(4,417)	$56,754	$(12,010)